SCHEDULE 14A INFORMATION
                PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
                             SECURITIES ACT OF 1934
                                (AMENDMENT No.__)

Filed by the Registrant[ X ] Filed by a party other than the Registrant[ ] Check the appropriate box:
[ ] Preliminary proxy statement
[X] Definitive proxy statement
[ ] Definitive additional materials
[ ] Soliciting materials pursuant to Sec. 240.14a-11(c)     or Sec. 240.14a-12

                        Imaging Diagnostic Systems, Inc.
                (Name of Registrant as Specified in its Charter)

Payment of Filing Fee (Check the Appropriate Box):
[ ]  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2).
[ ]  $500 per each party to the controversy pursuant to
     Exchange Act Rule 14a-6(i)(3).                            RECORD DATE     OCTOBER 14, 2002
[ ]  Fee computed on table below per Exchange Act Rules        MAILING DATE   NOVEMBER 18, 2002
     14a-6(i)(4) and 0-11.                                     MEETING DATE   DECEMBER 17, 2002

(1)  Title of each class of securities to which
     transaction applies:______________________                LIST OF EXHIBITS
(2)  Aggregate number of securities to which                    A) Proposed amended
     transaction applies:______________________                    Certificate
(3)  Per unit price or other underlying value of
     transaction computed pursuant to Exchange

     Act Rule 0-11 __/
(4)  Proposed maximum aggregate value of
     transaction:_______________________
(5)  Total fee paid:____________________

[ ]  Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)  Amount previously paid:___________________

(2)  Form, Schedule or Registration Statement No.:_____________

(3)  Filing Party:________________

(4)  Date Filed: November 8, 2002

                        IMAGING DIAGNOSTIC SYSTEMS, INC.
                               6531 NW 18th Court
                            Plantation, Florida 33313

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                         To Be Held on December 17, 2002

TO THE STOCKHOLDERS OF IMAGING DIAGNOSTIC SYSTEMS, INC.

         NOTICE IS HEREBY GIVEN that the Fiscal Year 2003 Annual Meeting of Stockholders of Imaging Diagnostic Systems, Inc., a Florida corporation (the "Company"), will be held on Tuesday, December 17, 2002, at 9:00 a.m. at our corporate offices, located at 6531 NW 18th Court, Plantation, Florida, for the following purposes:

1. To elect six directors to serve a one-year term expiring upon the Fiscal Year 2004 Annual Meeting of Stockholders or until his/her successor is duly elected and qualified;

2. To consider and act upon a proposal to amend the Company's Certificate of Incorporation to increase the number of authorized shares of the Company's common stock, no par value, from 150,000,000 to 200,000,000;

3. To ratify the Company's Board of Directors' appointment of Margolies, Fink and Wichrowski, CPA's as independent auditors for the Company for the fiscal year ending June 30, 2003; and

4. To transact such other business as may properly come before the meeting or any adjournment thereof.

     The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

         The Board of Directors has fixed the close of business on Monday, October 14, 2002, as the record date for the determination of stockholders entitled to notice of and to vote at this Annual Meeting and at any adjournment or postponement thereof.

                                     By Order of the Board of Directors

                                     /s/      Allan L. Schwartz
                                              Allan L. Schwartz, Secretary
Plantation, Florida
November 8, 2002

ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. HOWEVER, TO ASSURE YOUR REPRESENTATION AT THE MEETING, YOU ARE URGED TO MARK, SIGN, DATE AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN THE POSTAGE PREPAID ENVELOPE ENCLOSED FOR THAT PURPOSE. ANY STOCKHOLDER ATTENDING THE MEETING MAY VOTE IN PERSON EVEN IF HE OR SHE RETURNED A PROXY. PLEASE NOTE, HOWEVER, THAT IF A BROKER HOLDS YOUR SHARES OF RECORD, OR BANK OR OTHER NOMINEE AND YOU WISH TO VOTE AT THE MEETING, YOU MUST OBTAIN FROM THE RECORD HOLDER A PROXY ISSUED IN YOUR NAME.

                        IMAGING DIAGNOSTIC SYSTEMS, INC.
                               6531 NW 18th Court
                            Plantation, Florida 33313


                                 PROXY STATEMENT

                 INFORMATION CONCERNING SOLICITATION AND VOTING



      This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors (the "Board") of Imaging Diagnostic Systems, Inc. (the "Company") for the Fiscal Year 2002 Annual Meeting of Stockholders to be held on Tuesday, December 17, 2002, at 9:00 a.m. at our corporate offices, located at 6531 NW 18th Court, Plantation, Florida, or any adjournment or adjournments thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting. The Company intends to mail this Proxy Statement and the accompanying proxy card on or about November 18, 2002 to all stockholders entitled to vote at the Annual Meeting.

RECORD DATE; OUTSTANDING SHARES

         Only stockholders of record at the close of business on Monday, October 14, 2002 (the "Record Date"), are entitled to receive notice of and to vote at the meeting. On the Record Date, there were outstanding 139,087,069 shares of Common Stock.

REVOCABILITY OF PROXIES

         If a person who has executed and returned a proxy is present at the meeting and wishes to vote in person, he or she may elect to do so and thereby suspend the power of the proxy holders to vote his or her proxy. A proxy also may be revoked before it is exercised by filing with the Secretary of the Company a duly signed revocation of proxy bearing a later date.

VOTING AND SOLICITATION

         Each share of Common Stock issued and outstanding on the record date shall have one vote on the matters presented herein, except that with respect to the election of directors, each share of Common Stock is entitled to one vote for a nominee for each director position. Stockholders do not have the right to cumulate votes in the election of directors.

         The presence in person or by proxy of the holders of a majority of the common stock will constitute a quorum. A quorum is necessary to transact business at the Meeting. With the exception of the election of directors, which requires a plurality of the votes cast, the affirmative vote of a majority of the votes cast at the Meeting is required to approve any other proposals.

         Shares of common stock represented by proxies that reflect abstentions or "broker non-votes" (i.e., shares held by a broker or nominee which are represented at the Meeting, but with respect to which such broker or nominee is not empowered to vote on a particular proposal) will be counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum.

SOLICITATION

         We will bear the entire cost of the solicitation of proxies including preparation, assembly, printing and mailing of this proxy statement, the proxy and any additional information furnished to stockholders. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of Common Stock beneficially owned by others to forward to such beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, facsimile, e-mail, telegram or personal solicitation by directors, officers, or other regular employees of the Company. No additional compensation will be paid to directors, officers or other regular employees for such services, but Jersey Transfer & Trust Co. will be paid a fee, estimated to be about $2,500 if it renders solicitation services.

HOUSEHOLDING

         We have adopted a new procedure approved by the SEC called "householding." Under this procedure, multiple stockholders who share the same last name and address and do not participate in electronic delivery will receive only one copy of the proxy materials, unless they notify us that they wish to continue receiving multiple copies. We have undertaken householding to reduce our printing costs and postage fees. If you wish to continue to receive multiple copies of the proxy materials at the same address, additional copies will be provided to you upon request. You may request multiple copies by notifying us in writing or by telephone at: Imaging Diagnostic Systems, Inc., 6531 NW 18th Court, Plantation, FL 33313 telephone (954) 581-9800. You may opt-out of householding at any time prior to 30 days before the mailing of proxy materials. If you share an address with another stockholder and currently are receiving multiple copies of the proxy materials, you may request householding by notifying us at the above-referenced address or telephone number.


SHARE OWNERSHIP BY PRINCIPAL STOCKHOLDERS AND MANAGEMENT

         The following table sets forth the beneficial ownership of Common Stock of the Company as of October 14, 2002, as to (a) each person known to the Company who beneficially owns more than 5% of the outstanding shares of its Common Stock; (b) each current director, nominee for director and named executive officer; and (c) all executive officers and directors of the Company as a group.

Name and Address           Number of Shares Owned        % of Outstanding
of Beneficial Owner        Beneficially (1)(2)           Shares of Common Stock


Linda B. Grable                19,657,274 (3)                     14.13%
6531 NW 18th Court
Plantation, FL 33313

Allan L. Schwartz               6,159,727 (4)                      4.43%
6531 NW 18th Court
Plantation, FL 33313

Edward R. Horton                  169,167 (5)                      0.12%
6531 NW 18th Court
Plantation, FL 33313

David E. Danovitch                150,000 (6)                      0.11%
New York, NY

Phil E. Pearce                    150,000 (6)                      0.11%
Charlotte, NC

Stanley A. Hirschman              150,000 (6)                      0.11%
Plano, TX

Scott R. Yablon                   527,724 (7)                      0.38%
Delray Beach, FL

Sherman Lazrus                       -0-                           0.00%
Bethesda, MD

Rolv E. Heggenhougen               50,000 (8)                      0.03%
Fort Lauderdale, FL

Thomas P. Salmon                     -0-                           0.00%
Rockingham, VT

All officers, directors        27,013,892 (9)                     19.42%
and director nominees
as a group (10 persons)


(1) Except as indicated in the footnotes to this table, based on information provided by such persons, the persons named in the table above have sole voting power and investment power with respect to all shares of common stock shown beneficially owned by them.

(2) Percentage of ownership is based on 139,087,069 shares of common stock outstanding as of October 14, 2002 plus each person's options that are exercisable within 60 days. Shares of common stock subject to stock options that are exercisable within 60 days as of October 14, 2002 are deemed outstanding for purposes of computing the percentage of that person and the group.

(3) Includes 2,250,000 shares subject to options and 12,758,507 shares owned by the estate of Richard J. Grable, of which Mrs. Grable is the sole heir and as to which she has sole voting control.

(4) Includes 1,500,000 shares subject to options and 9,000 shares owned by the wife of Allan L. Schwartz, Carolyn Schwartz, of which he disclaims beneficial ownership.

(5)  Includes 166,667 shares subject to option.

(6) The 150,000 shares listed for David E. Danovitch, Phil E. Pearce and Stanley A. Hirschman represent shares subject to option.

(7) Includes 500,000 shares held in a trust account and 27,724 shares held jointly with Patricia Yablon, his wife.

(8) Includes 50,000 shares held by McKenzie Webster Limited, over which Rolv Heggenhougen has sole voting control.

(9) Includes 3,916,667 shares subject to options held by Linda B. Grable and Allan L. Schwartz. Also includes 9,000 shares owned by the wife of Allan L. Schwartz, Carolyn Schwartz, of which he disclaims beneficial ownership.

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

         Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") requires that the Company's directors and executive officers, and persons who own more than 10% of a registered class of the Company's equity securities, file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than 10% beneficial owners are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

         To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended June 30, 2002, its officers, directors and greater than 10% beneficial owners complied with all applicable
Section 16(a) filing requirements.

PROPOSAL 1

ELECTION OF DIRECTORS
The following table sets forth certain information concerning nominee directors.


         Name             Age                  Position               Year Elected or Appointed
         ----             ---                  --------               -------------------------
Linda B. Grable           65         Chief Executive Officer and                1994
                                     Chairman of the Board

Allan L. Schwartz         60         Executive Vice-President, Chief            1994
                                     Financial Officer and Director

Scott R. Yablon           51              Director Nominee

Sherman Lazrus            68              Director Nominee

Rolv E. Heggenhougen      45              Director Nominee

Thomas P. Salmon          70              Director Nominee

         Six directors are to be elected at the meeting. All six directors are to be elected for the term expiring in Fiscal Year 2004. Information on the nominees follows:


LINDA B. GRABLE
     Mrs. Grable has been our Chief Executive Officer since August 2001, and, since its inception in 1993, has served as Chairman of the Board and Director of the Company. She was our President from the Company's inception to August 2001. She was has played a major role in raising over $42 million in capital in order to fund the research and development of the CTLM(R) device. She has over 35 years experience in negotiating funding with banking institutions for both medical and real estate development businesses. Mrs. Grable has over 20 years of executive experience in the medical device industry, for both sales and marketing in the U.S. and foreign countries. She is a graduate of Ohio State University and holds a BA in Journalism and Marketing.


ALLAN L. SCHWARTZ
     Mr. Schwartz is Executive Vice-President and Chief Financial Officer of the Company and is responsible for its financial affairs. He is an operationally oriented executive with a wide range of management, marketing, field engineering, construction, and business development experience. Prior to joining the Company as a founder in 1993, he developed the Chronometric Trading System for analyzing stock market trends using neural networks and developed pre-engineered homes for export to Belize, Central America for S.E. Enterprises of Miami, Florida. In 1991 he formed Tron Industries, Inc. for the development of low-voltage neon novelty items and self-contained battery powered portable neon. He is a graduate of C.W. Post College of Long Island University with a B.S. in Business Administration. Previous innovations by Mr. Schwartz before relocating to Florida have included the use of motion detection sensors in commercial burglar alarm systems for Tron-Guard Security Systems. Inc. and the use of water reclamation systems with automatic carwash equipment. Mr. Schwartz has been a Director and Officer of the Company since its inception.

SCOTT R. YABLON
     Mr. Yablon is a retired executive who has had a distinguished career managing companies in the media, publishing, healthcare and technology sectors, including working with one of America's most successful entrepreneurs, the late Malcolm Forbes. From May 1998 until September 2000, Mr. Yablon served as an executive and director of MIM Corporation, (NASDAQ NM: MIMS), Elmsford, New York, a pharmaceutical healthcare organization that provides a broad array of pharmacy benefit and pharmacy management services to members receiving health benefits principally through, managed care organizations, third party administrators and large employer groups. In June 1996, prior to MIM's initial public offering, Mr. Yablon was recruited as a member of the Board of Directors to help steer the company's IPO and remained a Director until September 2000. From May 1998 until December 1998 Mr. Yablon served as MIM's Chief Financial Officer and Chief Operating Officer and in December 1998 he became MIM's President and Chief Operating Officer. From 1979 to 1998, Mr. Yablon served as an executive at Forbes Inc., New York, New York. From 1981 until 1987 he served as Vice President - Administration of Forbes Inc., and from 1987 until 1998, he served as Forbes Inc.'s Vice President - Finance & Administration. During his career at Forbes, he also served as a member of the Forbes Inc. investment committee, as Vice President - Treasurer and Secretary of Forbes Investors Advisory Institute and Vice President - Treasurer of Forbes Trinchera, Sangre de Cristo Ranches, Fiji Forbes and Forbes Europe. Prior to joining Forbes, Mr. Yablon served as a commercial lending officer at Chemical Bank, New York, from 1977 to 1979, and he served as a senior auditor for Ernst & Young, Stamford, Connecticut from 1973 to 1977. Mr. Yablon holds a BBA in accounting from the University of Cincinnati and is a Certified Public Accountant and a member of NYSSCPA, CSCPA and the AICPA. Mr. Yablon has served on the boards of directors of various non-profit healthcare organizations, including the Children's Hospital Foundation at Westchester Medical Center, Valhalla, New York, the Children's Dream Foundation, Rye Brook, New York, Westchester County Medical Center and Saint Agnes Hospital, White Plains, New York.



SHERMAN LAZRUS
     Sherman Lazrus has enjoyed a distinguished career with nearly 40 years' experience in government and private sector health care and health care finance. He was elected to the Board of Directors of Emergency Filtration Products, Inc., Las Vegas, NV (OTCBB: EMFP) in December 1998, and appointed as Interim Chief Executive Officer in June 2001 and appointed Chairman of the Board of Directors in August 2002. He continues to serve in these positions. Mr. Lazrus presently also serves as President of American Medical Capital, a division of American Medical Enterprises, LLC located in Bethesda, Maryland, a financial services and investment banking company specializing in the healthcare industry, a position he has held since 1991. Mr. Lazrus was initially employed with the Federal Government and while at the Department of Health, Education and Welfare in 1964 he was involved with the development of the Medicare and Medicaid Programs and served as the Director of Policy Coordination for the two programs. Also while employed by the Federal Government, Mr. Lazrus served from 1965 to 1966 in the office of the Director of the National Institute of Health and was involved in planning activities in areas involving biomedical research. He later administered the Social Security Administration's Disability Insurance Research Programs as Director of Program Analysis. Mr. Lazrus's final Federal Government position encompassed the administration of the military health care system serving as the Deputy Assistant Secretary of Defense from 1974 to 1976. In this position he was the Federal Government's senior career health official. Mr. Lazrus also served in the State of Maryland's Governor's office as Director of the Governor's Study Group on Vocational Rehabilitation from 1966 to 1968 and later developed a comprehensive human services delivery system for the City of Washington, D.C. from 1968 to 1972. While in the private sector, Mr. Lazrus from

1976 to 1978 was Vice President of American Medical International Inc., a major NYSE hospital corporation, which owned and operated numerous hospitals around the world. The company is now known as Tenet Healthcare Corporation. As a developer Mr. Lazrus was responsible for the development of various Washington D.C. area office buildings, shopping centers, industrial warehouses and residential communities. Mr. Lazrus attended George Washington University where he received A.A., B.A. and M.B.A. degrees.


ROLV E. HEGGENHOUGEN
     Mr. Heggenhougen is a 20-year veteran of the information technology industry both in Europe and North America and has demonstrated his entrepreneurial experience by founding and building companies in Norway, Sweden, Denmark, Latvia, Germany, Switzerland, Australia, and the U.S and managing over 100 employees in eight different countries. Since 1991 Mr. Heggenhougen has been the Chairman, founder and sole owner of McKenzie Webster Limited, a private investment and management company based in the Cayman Islands. Since 1994 he has also served as Chairman of eTechnologyCorp, Inc., a Woodbridge, CT company, which he founded. In 1989 Mr. Heggenhougen founded the ETC Group of Companies, which later became iGroup ASA with operations in Norway, Sweden and Denmark. Under his management he grew the companies $two million in revenues in the first year and thereafter expanded the group internationally reaching $40,000,000 in revenues after 5 years. He took iGroup ASA public on the Oslo Stock Exchange in June 2000 and remained Chairman of the Board through 2001 and is currently the company's largest single shareholder. Mr. Heggenhougen has financed several start-up companies including MightyMail, which was successfully sold to NBC for $25,000,000 in 1999, and Medix Resources (AMEX: MXR). Mr. Heggenhougen is Chairman of UltraChina, a B2B Portal encouraging business between China and the U.S., Givecash.com and Wrapmail which is a start-up software company developing next generation e-mail. He has two patents pending with the U.S. Patent Office, one involving a financial transaction engine and the other involving new wireless technology. Mr. Heggenhougen is also fluent in Norwegian, Danish and Swedish and has a working knowledge of German. He is a graduate of the University of Miami School of Business.


THOMAS P. SALMON
     Mr. Salmon has had a distinguished career in law, government, education and business. Since 1997 he has served as a lawyer in private practice based in Bellows Falls, Vermont. He presently serves on the board of directors of the following companies: Union Mutual Fire Insurance Company, National Life Insurance Company, Vermont Medical Inc., Melsur, Inc., and Angiolaz, Inc. In May 2002 he retired from the Board of Directors of Green Mountain Power Corporation (NYSE: GMP) after serving for almost twenty-five years. His service as board chairman began in 1983. Mr. Salmon also retired from the Board of Vermont Electric Power Company in July 2002. In 1999, he retired from the Board of BankNorth Group (NASDAQ NM: BKNG) after serving since 1986. In 1990 he was appointed a Trustee of St. Michael's College where he served until assuming the presidency of the University of Vermont in 1991. He retired as the University's president in 1997. President Carter, in 1979, appointed Mr. Salmon to the Board of the United States Railway Association, as the "former governor" member of the board where he served until 1982. From 1977 to 1991, Mr. Salmon worked as a lawyer in private practice based in Bellows Falls, Vermont. Mr. Salmon was elected Governor of Vermont in 1972 and was re-elected in 1974. Prior to his election as Governor, Mr. Salmon served as a municipal judge as a private lawyer and as a Vermont state legislator. Mr. Salmon holds an AB degree in History and Government from Boston College, a JD degree from Boston College Law School, and a Masters of Law Degree in Taxation from New York University Law School. He is a member of the Bar in Massachusetts and Vermont.



Compensation of Directors

         Each director who is not an employee of the Company receives a quarterly retainer of $2,000 and $600 per diem fees for days in which a Board meeting is attended or a non-employee board member is otherwise required to visit the Company or spend a significant amount of a day on Company matters. Non-employee directors are also reimbursed for travel expenses. Non-employee directors will be eligible to receive options to purchase 100,000 shares per year of the Company's common stock, vesting at 25,000 shares per quarter of service to the Company. The shares shall be issued pursuant to the Company's 2002 Incentive and Non-Statutory Stock Option Plan.


Board Meetings and Committees

         The Board of Directors met 7 times during the fiscal year ended June 30, 2002. A quorum of directors was present for all board and committee meetings during fiscal 2002. For fiscal 2002, the Board had established a policy of meeting at least quarterly. The Board had also established an Audit Committee and a Compensation Committee. The Audit Committee consists of Messrs. Hirschman, Danovitch and Pearce and serves to monitor the financial controls and reporting of the Company. The Compensation Committee consists of Messrs. Danovitch, Hirschman, and Pearce and has the responsibility to review and make recommendations to the Board of Directors regarding executive compensation and stock option matters. There are no employees or employee directors who serve on either the Compensation or the Audit Committees.


Required Vote

         Each nominee receiving affirmative votes from a majority of the shares of the Company's Common Stock present and entitled to vote at the Annual Meeting on this matter shall be elected as a Director.

         THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE FOR THE ELECTION OF THE NOMINEES NAMED ABOVE. PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE VOTED FOR THE NAMED NOMINEES UNLESS INSTRUCTIONS ARE GIVEN TO THE CONTRARY.

                                   MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth certain information concerning each of our executive officers. The relevant information concerning our current directors is set forth in "Proposal 1 - Election of Directors" above.

         Name              Age                      Position                    Year Elected  or Appointed
         ----              ---                      --------                    --------------------------
Linda B. Grable            65               Chief Executive Officer and                     1994
                                            Chairman of the Board

Allan L. Schwartz          60               Executive Vice-President, Chief                 1994
                                            Financial Officer and Director

Edward R. Horton           44               Chief Operating Officer                         2001

See information concerning Mrs. Grable and Mr. Schwartz under "Proposal 1 - Election of Directors" above.

EDWARD R. HORTON
         Ed Horton was appointed Chief Operating Officer by the Board of Directors in August 2001 and will be responsible for all operational activities including the planning, purchasing, production, quality assurance, engineering and distribution functions. Mr. Horton began his career almost 20 years ago in the medical device industry beginning with Bristol Myers as a manufacturing engineer. In 1993, he became the VP of Manufacturing and Operations for Microtek Medical Inc. From 1997 to 2001 he was a co-founder and Vice President of Operations for Deka Medical, Inc. bringing the company from a start-up to a revenue producing company with over $23 million in annual sales in just 4 years. Mr. Horton holds a B.S. degree in Industrial Engineering from Bradley University and a M.B.A. from University of North Florida.

         The following table sets forth the compensation awarded to, earned by or paid to our Chief Executive Officer and other executive officers for services rendered to us during fiscal 2002, 2001 and 2000. No other person during these years, who served as one of our executive officers, had a total annual salary and bonus in excess of $100,000. Also, see "Stock Option Plan-Option/SAR Grants in Last Fiscal Year".

                                             SUMMARY COMPENSATION TABLE

                                 Annual Compensation                  Long-Term Compensation

Name & Principal
Position                 Fiscal Year      Salary     Other Annual    Restricted     Securities/Underlying
                                                     Compensation    Stock Awards       Option/SARs
Linda B Grable, CEO       2000            $119,070                                         793,255
and Director              2001            $127,404                                         500,000
                          2002            $218,648                                         500,000 (2)

Richard J. Grable,        2000            $286,225                                         793,255
CEO and Director (1)      2001            $286,225                                         500,000
                          2002            $35,778

John d'Auguste (3)        2002            $73,769
President

Allan L. Schwartz,        2000            $119,070                                         793,255
Exec. V.P., CFO and       2001            $127,404                                         500,000
Director                  2002            $134,836                                         500,000 (2)

Edward R. Horton          2002            $96,673
COO(4)

     (1)  Mr. Grable passed away on August 13, 2001.
     (2) The aggregate dollar value of the 2002 options, based on the averaged high and low price on June 30, 2002 are as follows: Linda B. Grable-$205,000; and Allan L Schwartz-$205,000.
     (3) Mr. d'Auguste commenced employment on August 15, 2001 and resigned on March 14, 2002.
     (4)  Mr. Horton commenced employment on August 15, 2001.



EMPLOYMENT AGREEMENTS
         On August 29, 1999, we entered into five-year employment agreements with Richard Grable, Allan Schwartz and Linda Grable. Under these agreements, base annual salaries, are as follows: Richard Grable, $286,225; Linda Grable, $119,070; and Allan Schwartz, $119,070. In addition, each person receives a car allowance of $500 per month. Each employment agreement provides for performance bonuses, health insurance, car allowances, and other customary benefits, and a cost of living adjustment of 7% per annum. No bonuses have been paid to date.

         At a special meeting of the Board of Directors held on August 28, 2001 the Board, with Linda Grable abstaining, voted to grant a death benefit of one year's salary ($286,225) to Richard Grable's beneficiary in recognition of his services as a co-founder, CEO and inventor of the CTLM(R). As of the date of this report we have paid $150,000 of this death benefit to Linda Grable, as beneficiary of Richard Grable.

         On August 15, 2001, we entered into a three-year employment agreement with our Chief Operating Officer at an annual salary of $110,000. The COO was also granted 500,000 incentive stock options at an exercise price of $.77 per share, the fair market value at the date of the grant, which will vest ratably over the three-year period.

     On December 1, 2001, we entered into a new three-year employment agreement with Linda Grable. Under this agreement, Ms. Grable will receive an annual base salary of $280,000. Ms. Grable received incentive options to purchase up to an aggregate of 2,250,000 shares of the Company's common stock at an exercise price of $.60 per share. The incentive stock options will vest at 750,000 shares per year starting December 1, 2002. In addition, she will also receive a car allowance of $500 per month.

         The following table sets forth certain information with regard to the Options/SAR grants by the Company to management for the fiscal year ended June 30, 2002. Richard J. Grable, Linda B. Grable and Allan L. Schwartz did not exercise any options during fiscal 2002.


                      Option/SAR Grants in Last Fiscal Year

                      No. of             % of Total
                      Securities         Options Granted     Exercise or        Market Price
                      Underlying         to Employees In     Base Price         On Date of     Expiration
Name                  Options Granted    Fiscal Year         ($/Share)          Grant          Date
----                  ----------------   -----------         ----------         -----          -----
Linda B. Grable           500,000                               $0.77             $0.70        8/30/04
                        2,250,000                               $0.60             $0.60

Richard J. Grable(1)         0                0                   0                 0

Allan L. Schwartz       500,000                                 $0.77             $0.70        8/30/04

Edward Horton           500,000                                 $0.77             $0.79

     (1)  Mr. Grable passed away on August 13, 2001.

Stock Option Plans
For the fiscal year ended June 30, 2002, all of our executive officers were participants in our 1995 stock option plan. The plan was approved by our Board of Directors and adopted by the shareholders at the March 1995 annual meeting. The plan provided for the granting, exercising and issuing of incentive options pursuant to Internal Revenue Code, Section 422.

On August 30, 1999, we established an equity incentive plan. The shareholders had to approve this plan within one year. The maximum number of shares that could be granted under this plan was 15,000,000 shares of common stock and 5,000,000 shares of preferred stock. The series, rights and preferences of the preferred stock were to be determined by our Board of Directors. This plan also included any stock available for future stock rights under our 1995 stock option plan. On January 3, 2000 the Board of Directors decided to replace this equity incentive plan and adopted our 2000 Non-Statutory Stock Option Plan so as to provide a critical long-term incentive for employees, non-employee directors, consultants, attorneys and advisors of the Company. On May 10, 2000 our shareholders approved the 2000 Non-Statutory Stock Option Plan, which was replaced with our 2002 Incentive and Non-Statutory Stock Option Plan approved by our shareholders on March 13, 2002. Our Board of Directors has direct responsibility for the administration of the plan. The Board of Directors believes that our policy of granting stock options to such persons will continue to provide us with a critical advantage in attracting and retaining qualified candidates. In addition, the Stock Option Plan is intended to provide us with maximum flexibility to compensate plan participants. It is expected that such flexibility will be an integral part of our policy to encourage employees, non-employee directors, consultants, attorneys and advisors to focus on the long-term growth of stockholder value. The Board of Directors believes that important advantages to us are gained by an option program such as the 2002 Incentive and Non-Statutory Stock Option Plan which includes incentives for motivating our employees, while at the same time promoting a closer identity of interest between our employees, non-employee directors, consultants, attorneys and advisors on the one hand, and the stockholders on the other.

According to their stock option agreements, which are part of their employment agreements, Mr. Richard J. Grable, Mr. Allan L. Schwartz and Mrs. Linda B. Grable each received an option to purchase 2,500,000 shares of common stock or preferred stock. These options are granted and vest in equal installments over a five-year period. On August 30, 1999, the officers received vested options to purchase 500,000 shares at an exercise price of $.23 per share (110% of the fair market value of the shares on the date of grant, August 30, 1999). On each subsequent anniversary date, August 30th, the officers received vested stock options for an additional 500,000 shares at 110% of the fair market value of the shares on that date. These stock option agreements terminate on August 30, 2004. The employment and stock option agreements were approved by the Board of Directors and were ratified by our shareholders at the annual meeting held on

November 20, 2000. As a result of his death on August 13, 2001, Mr. Grable's unvested options to purchase 1,500,000 shares underlying his employment agreement were cancelled.

      Fiscal Year-End Option Values. The following table sets forth certain information concerning the number and value of securities underlying exercisable and un-exercisable stock options as of the fiscal year ended June 30, 2002 by the Name Executive Officers.


                          Fiscal Year End Option Values

                    Number of
                    Securities                 Number of Securities               Value of Unexercised
                    Underlying                 Underlying Unexercised             "In-The-Money" Options
                    Options/SARs   Value       Options at Fiscal Year End         at Fiscal Year End (1)
                    Exercised      Realized    Exercisable  Unexercisable       Exercisable  Unexercisable
Name                   (#)              ($)        (#)           (#)               ($)            ($)
Linda B. Grable        0             $   0        1,000,000     2,500,000         $  0         $  0

Allan L. Schwartz      0             $   0        1,000,000          0            $  0         $  0

Edward R. Horton       0             $   0        0               500,000         $  0         $  0

     (1) The market value of the common stock at the close of the fiscal year ($.47 per share) was lower than the exercise price of the options outstanding as of that date Range was $.60 to $2.85 per share).





PROPOSAL 2

           INCREASE IN THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK

The Company's Articles of Incorporation currently authorize the issuance of 150,000,000 shares of common stock, and 2,000,000 shares of Preferred Stock, no par value. On August 22, 2002, the Board of Directors unanimously approved a proposal to increase the number of authorized shares of common stock from 150,000,000 shares to 200,000,000 shares. As of November 7, 2002, 140,103,337 shares of common stock were outstanding and 7,832,995 shares of common stock were reserved for issuance upon the exercise of outstanding stock options; however, our Chief Executive Officer, Linda B. Grable, and our Executive Vice President and Chief Financial Officer, Allan L. Schwartz, have agreed that they will not exercise any of the 4,000,000 and 1,500,000 options held by them, respectively, until after our shareholders have approved this proposed amendment to increase our authorized common stock to 200,000,000 shares. No shares of preferred stock have been issued to date.

The additional shares of common stock would have rights identical to the shares of common stock currently outstanding or reserved for issuance. Holders of the common stock of the Company are entitled to one vote for each share of common stock held and are entitled to receive such dividends as may be declared from time to time by the Board of Directors. In addition, upon a liquidation, dissolution or winding up of the Company, the holders of common stock are entitled to receive a pro rata portion of the net assets of the Company which remain, if any, after the payment of any debts, obligations and liquidation preferences. There are no preemptive rights associated with any of the Company's stock.

The Board of Directors believes that the availability of the proposed amount of additional authorized shares of common stock will provide the Company with the flexibility to issue common stock in connection with possible future acquisitions, equity financing, stock options, stock splits or other appropriate general corporate purposes, without the expense and delay of a special meeting of the shareholders. If the proposal is approved, the additional shares will be available for issuance without further authorization of the shareholders, unless such action is required by applicable law or the rules of the NASDAQ OTC Bulletin Board or any subsequent exchange on which the stock of the Company may be listed. At this time, the Company has no present plans, understandings or agreements for the issuance or use of the proposed additional shares of common stock except for sales of the stock to Charlton Avenue LLC ("Charlton") pursuant to our new Third Private Equity Credit Agreement with Charlton dated October 29, 2002, (the "Third Private Equity Agreement") for which we intend to file a registration statement on Form S-2 promptly after approval of this proposal to increase our authorized shares, and pursuant to our prior Private Equity Credit Agreement with Charlton dated May 15, 2002, (the "Prior Private Equity Agreement"). On November 7, 2002, we filed a registration statement on Form S-2 to register 5,500,000 currently authorized shares for sale to Charlton pursuant to the Prior Equity Agreement. We expect to make sales pursuant to the Third Private Equity Agreement and the Prior Private Equity Agreement from time to time at a price equal to 91% of the then market price based on the formula set forth in those agreements.

Since April 1999, Charlton has acquired a total of 66,309,628 shares of our common stock through conversion of $13,410,000 of our preferred stock and debentures that it purchased and through $10,380,000 in purchases under private equity agreements. We believe that Charlton has resold most, if not all, of those shares in open market transactions.

The issuance of additional shares of common stock or the rights to acquire such shares would have the effect of diluting the Company's earnings per share and would dilute the voting power of current shareholders who do not acquire sufficient additional shares to maintain their percentage of share ownership. Additional shares of common stock could also be used by the Company to oppose a hostile takeover attempt; however, the Board of Directors presently knows of no such attempt to obtain control of the Company.

RECOMMENDATION OF THE BOARD OF DIRECTORS

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE PROPOSAL TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK FROM 150,000,000 SHARES TO 200,000,000 SHARES.

PROPOSAL 3


RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

         The Board of Directors has appointed Margolies, Fink and Wichrowski CPA's as independent public accountants of the Company with respect to its operations for the fiscal year 2002, subject to ratification by the holders of Common Stock of the Company. The firm has audited the Company's financial statements since 1994. Representatives of the firm are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

         There will be presented at the Annual Meeting a proposal for the ratification of this appointment, which the Board of Directors believes is advisable and in the best interests of the stockholders. If the appointment of Margolies, Fink and Wichrowski, CPA's is not ratified, the matter of appointment of independent public accountants will be considered by the Board of Directors.

         THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE FOR THE APPOINTMENT OF MARGOLIES, FINK AND WICHROWSKI, CPA'S AS THE COMPANY'S INDEPENDENT ACCOUNTANTS FOR THE FISCAL YEAR ENDING JUNE 30, 2003.


DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS

         The Company anticipates that the Fiscal Year 2004 Annual Meeting will be held on or about November 19, 2003 and that the proxy materials for the Fiscal 2004 Annual Meeting will be mailed on or before October 12, 2003. If any stockholder wishes a proposal to be considered for inclusion in the Fiscal 2004 Proxy Statement, this material must be received by the Chief Executive Officer no later than August 12, 2003.


OTHER MATTERS

         The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

                                     By Order of the Board of Directors

                                                /s/ Allan L. Schwartz
                                                ---------------------
                                                Allan L. Schwartz, Secretary

                                   APPENDIX A

                        IMAGING DIAGNOSTIC SYSTEMS, INC.
                    PROXY SOLICITED BY THE BOARD OF DIRECTORS
                     FOR THE ANNUAL MEETING OF STOCKHOLDERS
                         TO BE HELD ON DECEMBER 17, 2002

         The undersigned hereby appoints Linda B.Grable and Allan L. Schwartz and each of them, as attorneys-in-fact and proxies of the undersigned, with full power of substitution, to vote all of the shares of stock of Imaging Diagnostic Systems, Inc. which the undersigned may be entitled to vote at the Annual Meeting of Stockholders of Imaging Diagnostic Systems, Inc. to be held at the Company's offices, located at 6531 NW 18th Court, Plantation, Florida, on December 17, 2002, at 9:00 a.m., local time, and at any and all continuations and adjournments thereof, with all powers that the undersigned would possess if personally sent, upon and in respect of the following matters and in accordance with the following instructions, with discretionary authority as to any and all other matters that may properly come before the meeting.

                 (Continued, and to be signed on the other side)

                                              Please mark your votes as this [X]

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED BY THE SHAREHOLDER. IF NO DIRECTION IS GIVEN WHEN THE DULY EXECUTED PROXY IS RETURNED, SUCH SHARES WILL BE VOTED "FOR" THE NOMINEES NAMED HEREON, "FOR" THE INCREASE IN THE NUMBER OF MEMBERS OF THE BOARD OF DIRECTORS, "FOR" THE INCREASE IN THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK AND "FOR" THE SELECTION OF MARGOLIES, FINK AND WICHROWSKI CPA AS INDEPENDENT PUBLIC ACCOUNTANTS. THE SHARES WILL BE VOTED AT THE DISCRETION OF THE PROXIES AND ATTORNEYS-IN-FACT ON THE TRANSACTION OF SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING AND ANY ADJOURNMENT THEREOF.

                                                  FOR            WITHOLD FOR
PROPOSAL 1: To elect six directors                [  ]                [  ]
to hold office until the Fiscal Year 2004
Annual Meeting of Stockholders.

Nominees:  Linda B. Grable,  Allan L. Schwartz,  Scott R. Yablon,
Sherman Lazrus,  Rolv E.  Heggenhougen and Thomas P.Salmon.

Instruction: To withhold authority to vote for any nominee, write the nominee's name in the space provided below.

------------------------------------------


THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF THE NOMINEES LISTED ABOVE.

FOR
PROPOSAL 2: To approve an amendment               FOR      AGAINST    ABSTAIN
to the Articles of Incorporation to increase
the number of authorized shares of common         [  ]       [  ]       [  ]
stock from 150,000,000 shares to 200,000,000
shares.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE INCREASE IN THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK


FOR
PROPOSAL 3: To ratify selection of                FOR      AGAINST    ABSTAIN
Margolies, Fink and Wichrowski CPA,
as independent public accountants                 [  ]       [  ]       [  ]
of the Company for its fiscal
year ending June 30, 2003.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF THE INDEPENDENT PUBLIC ACCOUNTANTS

I PLAN TO ATTEND THE MEETING           [   ]
ADMISSION TO ANNUAL MEETING WILL BE BY TICKET ONLY TO STOCKHOLDERS OF RECORD ON RECORD DATE. ADMISSION TICKETS WILL BE MAILED TO THE ADDRESS ENTERED BELOW:

Name:______________________________________________________

Street Address:_______________________________________________

City:_______________________________State:____Zip:_____________

Please sign exactly as your name appears hereon. If the stock is registered in the names of two or more persons, each should sign. Executors, administrators, trustees, guardians and attorney-in-fact should add their titles. If signer is a corporation, please give full corporate name and have a duly authorized officer, stating title. If signer is a partnership, please sign in partnership name by authorized person.


Signature____________________________________ Date________________

PLEASE VOTE, DATE AND PROMPTLY RETURN THIS PROXY IN THE ENCLOSED RETURN ENVELOPE WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES.

                                    EXHIBIT A

     In accordance with shareholders approval of a proposal to amend the Company's Certificate of Incorporation to increase the number of authorized shares of the Company's common stock, no par value, from 150,000,000 to 200,000,000 duly executed by a majority of the votes cast by the shareholders of Imaging Diagnostic Systems, Inc. entitled to vote thereon, and ratification of such action by the Company's Board of Directors, the Corporation's Articles of Incorporation to provide for an increase in the authorized Common Stock, pursuant to the relevant provisions of Chapter 607 of the Florida Statutes are hereby Amended as follows:


                                    Article I

The name of the corporation is IMAGING DIAGNOSTIC SYSTEMS, INC.

                            ARTICLE III CAPITAL STOCK

         The maximum number of shares of capital stock that this corporation is authorized to have outstanding at any one time is 202,000,000 (TWO HUNDRED AND TWO MILLION) shares, no par value. The 202,000,000 shares of no par value capital stock of the Corporation shall be designated as follows:

                  o 200,000,000 common shares

                  o 2,000,000 Preferred Shares, the rights, and preferences of which are to be designated by the Company's Board of Directors.


         Except as amended above the remainder of the Company's Article of Incorporation shall remain unchanged, and are hereby ratified and confirmed

The foregoing Amendments to the Articles of Incorporation were duly adopted on December 17, 2002 by a vote of a majority of the holders of the Corporation's common stock, no par value and the holders of the Preferred Shares, and approved by a sufficient number of votes pursuant to the Florida Statutes.


ATTESTED TO:                                IMAGING DIAGNOSTIC SYSTEMS, INC


By: _________________________________       Name:_______________________________


                                            Title:______________________________


By:__________________________________       Name________________________________


                                            Title_______________________________